EXHIBIT 99.2

ATWOOD OCEANICS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

REVENUES:
Contract drilling	$ 121,604	$ 81,817	$ 400,479	$ 276,625
Business interruption proceeds	-	-	2,558	-
	121,604	81,817	403,037	276,625

COSTS AND EXPENSES:
Contract drilling	46,738	41,190	186,949	144,366
Depreciation	8,584	7,612	33,366	26,401
General and administrative	5,938	5,202	23,929	20,630
Gain on sale of equipment	(73)	(198)	(414)	(10,548)
	61,187	53,806	243,830	180,849
OPERATING INCOME	60,417	28,011	159,207	95,776

OTHER INCOME (EXPENSE)
Interest expense	(837)	(1,628)	(4,330)	(6,797)
Capitalized interest	465	1,104	2,641	1,631
Interest income	1,264	398	2,441	1,226
	892	(126)	752	(3,940)
INCOME BEFORE INCOME TAXES	61,309	27,885	159,959	91,836
PROVISION FOR INCOME TAXES	7,160	4,706	20,935	5,714
NET INCOME	$ 54,149	$ 23,179	$ 139,024	$ 86,122

EARNINGS PER COMMON SHARE:
Basic	$ 1.71	$ 0.75	$ 4.44	$ 2.78
Diluted	1.69	0.74	4.37	2.74
AVERAGE COMMON SHARES OUTSTANDING:
Basic	31,673	31,044	31,343	30,936
Diluted	32,099	31,534	31,814	31,442